UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2004

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 01, 2004, AXT, Inc. (“AXT”) announced that it has reached a final settlement with Sumitomo Electric Industries, Ltd. (“SEI”), a Japanese corporation, of the litigation commenced in Japan by SEI against AXT alleging infringement of certain SEI patents, and of the interference action between an AXT patent and an SEI reissue application brought in the United States.  The settlement includes a global intellectual property cross-licensing agreement.  AXT recorded a charge of approximately $1.4 million in the quarter ended September 30, 2004 in connection with this settlement.  The settlement requires that payment of this amount be made in early January, 2005 and the litigation in Japan be withdrawn shortly thereafter.  A copy of the press release announcing the settlement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated December 01, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: December 02, 2004	By:	/s/ DONALD L. TATZIN
Donald L. Tatzin
Interim Chief Executive Officer

/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 01, 2004.